	Investor Contact:	Randal Atkinson
(954) 308-7639
randalatkinson@spherion.com

	Media Contact:	Kip Havel
FOR IMMEDIATE RELEASE		(800) 422-3819
kiphavel@spherion.com

SPHERION ANNOUNCES THIRD QUARTER 2008 FINANCIAL RESULTS

FORT LAUDERDALE, Fla., October 30, 2008 — Spherion Corporation (NYSE: SFN) today announced financial results for the third quarter ended September 28, 2008.

Spherion President and Chief Executive Officer Roy Krause commented, “We continue to focus on executing our strategy, emphasizing higher margin businesses such as Professional Services and Recruitment Outsourcing, while also adjusting our cost structure to reflect anticipated business levels. Based on current economic conditions, we will remain disciplined in our strategy execution, focused on cash flow, and cautious with our cost structure.”

FINANCIAL HIGHLIGHTS

  Third quarter 2008 revenues increased 9.5% year over year, $542 million compared with $495 million last year.
  Earnings from continuing operations in the third quarter were $4.1 million, or $0.08 per share, compared with $9.0 million, or $0.16 per share, in the prior year.
  Earnings before interest, taxes, depreciation and amortization (EBITDA) in the third quarter was $15.4 million compared with $19.6 million in the third quarter last year.
  Revenues for the first nine months of 2008 were $1,682 million compared with $1,436 million for the same period in 2007. Adjusted earnings from continuing operations for the first nine months of 2008 were $11.8 million or $0.22 per share compared with $21.5 million or $0.38 per share for the same period in 2007. EBITDA for the first nine months was $43.7 million compared with $48.2 million for the same period last year.

Krause continued, “We reduced SG&A about $10 million in the third quarter compared with the second quarter, reflecting the final reductions related to the Technisource integration, reduced revenue levels, and other adjustments made in response to economic conditions. We will carefully watch gross profit trends and will continue to adjust our cost structure to maintain appropriate cash flow levels while keeping Spherion positioned to respond positively as the economy improves.”

OPERATING PERFORMANCE

Within Professional Services, third quarter revenues were up 36.9% due to the 2007 acquisition of Technisource. On an acquisition adjusted comparable basis (i.e., including the acquisitions in the prior year on a pro forma basis) revenues were down 14.9% in the quarter. Professional Services now represent 34% of total revenues, up from 27% in the third quarter of last year. Gross profit margins in the third quarter of 2008 were 29.3% compared with 34.0% in the prior year reflecting the change in mix resulting from the acquisition of Technisource and a greater relative decline of permanent placement revenue. Permanent placement revenue made up 6.4% of total Professional Services revenue in the third quarter compared with 10.4% in the third quarter of 2007. Selling, general and administrative expenses decreased to 24.8% of revenue in the third quarter of 2008 compared with 29.3% of revenue in the third quarter last year. Segment operating profit was $8.3 million or 4.5% of revenue compared with $6.2 million last year or 4.7% of revenue.

Within Staffing Services, year over year revenues in the quarter were down 0.6% . On an acquisition adjusted comparable basis, adjusting for the acquisition of Todays Office Professionals and several franchise buybacks, revenues were down 9.5% in the quarter compared with last year. Gross profit margins were 18.1% in the third quarter of 2008 compared with 20.4% in the third quarter of 2007. Selling, general and administrative expenses decreased to 16.4% of revenue in the third quarter of 2008 compared with 17.1% of revenue last year. Segment operating profit was $6.1 million or 1.7% of revenue compared with $11.9 million or 3.3% in the third quarter of 2007.

OTHER ITEMS

The tax rate for the quarter was 37.7% . The Company had net debt of $71.3 million and availability on its credit facilities of $94 million at the end of the quarter. Net debt at the end of 2007 was $92.9 million. Capital expenditures during the third quarter were $2.4 million.  The Company purchased 1,762,955 shares of its common stock during the third quarter of 2008 at an average price of $5.11 per share.

The Company has now completed all purchases under the Board of Directors’ January, 2008, $25 million repurchase authorization.

OUTLOOK

Spherion’s average daily revenue during the first 3 weeks of October was consistent with the average daily revenue in the third quarter. However, the recent economic volatility makes it difficult to predict with any certainty the amount of demand that will be seen in the market, and therefore management has elected not to provide revenue and earnings guidance for the fourth quarter of 2008. The Company believes that a combination of existing cash balances, operating cash flows and existing revolving lines of credit, taken together, provide adequate resources to fund ongoing operations and that operating cash flows in future quarters should allow for debt reductions.

ABOUT SPHERION

Spherion Corporation (NYSE:SFN) is a leading recruiting and staffing company that provides integrated solutions and breakout specialties to meet the evolving needs of companies and job candidates. As an industry pioneer for more than 60 years, Spherion has sourced, screened and placed millions of individuals in temporary, temp-to-hire and full-time jobs.

With approximately 700 locations in the United States and Canada, Spherion delivers innovative workforce solutions that improve business performance. Spherion provides its services to more than 8,000 customers, from Fortune 500 companies to a wide range of small and mid-size organizations. Employing more than 300,000 people annually through its network, Spherion is one of North America’s largest employers. Spherion operates under the following brands: Spherion Staffing Services Group for administrative, clerical and light industrial workers; Technisource for technology professionals and solutions; The Mergis Group for accounting and finance and other professional positions; Todays Office Professionals for specialty administrative personnel; and Spherion Recruitment Process Outsourcing. To learn more, visit www.spherion.com

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition – our business operates in highly competitive markets with low barriers to entry; Economic conditions – any significant economic downturn could result in lower revenues or a significant reduction in demand from our customers may result in a material impact on the results of our operations; Corporate strategy – we may not achieve the intended effects of our business strategy; Termination provisions - certain contracts contain termination provisions and pricing risks; Failure to perform – our failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; Disposition of businesses - the disposition of businesses previously sold may create contractual liabilities associated with indemnifications provided; Business interruptions – natural disasters or failures with hardware, software or utilities could adversely affect our ability to complete normal business processes; Tax filings – regulatory challenges to our tax filing positions could result in additional taxes; Personnel - our business is dependent upon the availability of qualified personnel and we may lose key personnel which could cause our business to suffer; Litigation –we may be exposed to employment–related claims and costs and we are a defendant in a variety of litigation and other actions from time to time; Common stock – the price of our common stock may fluctuate significantly, which may result in losses for our investors; Government Regulation - government regulation may increase our costs; International operations – we are subject to business risks associated with our operations in Canada which could make those operations more costly; Integrating acquisitions -managing or integrating any future acquisitions may strain our resources; and Debt compliance – failure to meet certain covenant requirements under our credit facility could impact part or all of our availability to borrow, and could impact our ability to continue purchasing Company stock under any authorized program. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.

Spherion Corporation prepares its financial statements in accordance with generally accepted accounting principles (GAAP). Organic revenue growth is a non-GAAP financial measure, which includes pro-forma revenues of acquired companies. Adjusted earnings from continuing operations is a non-GAAP financial measure, which excludes certain non-operating related charges. Items excluded from the calculation of adjusted earnings from continuing operations include interest expense related to adjustment of the Canadian purchase liability, restructuring and other charges related to acquisitions, and a tax valuation allowance adjustment. EBITDA from continuing operations is a non-GAAP financial measure which excludes interest, taxes, depreciation and amortization from earnings from continuing operations. Organic growth, adjusted earnings and EBITDA from continuing operations are key measures used by management to evaluate its operations. Management includes revenues prior to acquisition date for acquired companies in the organic revenue growth calculation in order to evaluate the Company’s operating performance. Organic growth, adjusted earnings and EBITDA from continuing operations should not be considered measures of financial performance in isolation or as an alternative to revenue growth or earnings from continuing operations or net earnings (loss) as determined in the Statement of Earnings in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies, and therefore this measure has material limitations. Items excluded from adjusted earnings from continuing operations are significant components in understanding and assessing financial performance.

SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	September 28,	September 30,
	2008	2007
Revenues(1)	$542,175	$495,168
Cost of services(2)	423,628	376,164
Gross profit	118,547	119,004
Selling, general and administrative expenses	108,412	104,767
Amortization of intangibles	2,037	290
Interest expense	1,573	259
Interest income	(69)	(1,285)
	111,953	104,031

Earnings from continuing operations before income taxes	6,594	14,973
Income tax expense	(2,486)	(5,989)

Earnings from continuing operations	4,108	8,984
Earnings from discontinued operations, net of tax	56	497
Net earnings	$4,164	$9,481

Earnings per share, Basic and Diluted:
Earnings from continuing operations	$0.08	$0.16
Earnings from discontinued operations	-	0.01
	$0.08	$0.17

Weighted-average shares used in computation of earnings per share:
Basic	52,336	56,072
Diluted	52,873	56,749

(1)	Includes sales of all company-owned and franchised offices and royalties on sales of area-based franchised offices.

(2)	Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers' compensation, benefits, billable expenses and other direct costs.

SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in thousands, except per share amounts)

	Nine Months Ended
	September 28,	September 30,
	2008	2007
Revenues(1)	$1,681,615	$1,435,514
Cost of services(2)	1,304,713	1,092,129
Gross profit	376,902	343,385
Selling, general and administrative expenses	347,190	311,829
Amortization of intangibles	6,124	538
Interest expense	4,897	2,591
Interest income	(320)	(3,762)
Restructuring and other charges	1,940	-
	359,831	311,196

Earnings from continuing operations before income taxes	17,071	32,189
Income tax expense	(5,421)	(13,069)

Earnings from continuing operations	11,650	19,120
Loss from discontinued operations, net of tax	(3,898)	(3,621)
Net earnings	$7,752	$15,499

Earnings per share, Basic:
Earnings from continuing operations	$0.22	$0.34
Loss from discontinued operations	(0.07)	(0.06)
	$0.14	$0.28

Earnings per share, Diluted:(3)
Earnings from continuing operations	$0.21	$0.34
Loss from discontinued operations	(0.07)	(0.06)
	$0.14	$0.27

Weighted-average shares used in computation of earnings per share:
Basic	54,143	56,321
Diluted	54,668	56,978

(1)	Includes sales of all company-owned and franchised offices and royalties on sales of area-based franchised offices.

(2)	Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers' compensation, benefits, billable expenses and other direct costs.

(3)	Earnings per share amounts are calculated independently for each component and may not add due to rounding.

SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share data)

	September 28,	December 30,
Assets	2008	2007
Current Assets:
Cash and cash equivalents	$14,002	$15,324
Receivables, less allowance for doubtful accounts of $3,866 and $6,523, respectively	310,766	347,908
Deferred tax asset	10,164	13,413
Insurance deposit	524	6,986
Other current assets	22,667	22,606
Total current assets	358,123	406,237
Goodwill	145,706	146,584
Property and equipment, net of accumulated depreciation of $124,001
and $109,229 respectively	69,718	78,077
Deferred tax asset	103,022	102,024
Trade names and other intangibles, net	70,670	76,776
Insurance deposit	-	11,259
Other assets	21,871	23,861
	$769,110	$844,818

Liabilities and Stockholders' Equity
Current Liabilities:
Current portion of long-term debt and revolving lines of credit	$83,176	$86,035
Accounts payable and other accrued expenses	69,966	79,779
Accrued salaries, wages and payroll taxes	65,682	78,850
Accrued insurance reserves	20,173	19,174
Accrued income tax payable	662	1,042
Other current liabilities	5,366	16,419
Total current liabilities	245,025	281,299
Long-term debt, net of current portion	2,126	22,148
Accrued insurance reserves	16,379	20,501
Deferred compensation	16,278	17,287
Other long-term liabilities	4,059	2,923
Total liabilities	283,867	344,158
Stockholders' Equity:
Preferred stock, par value $0.01 per share; authorized, 2,500,000 shares; none issued or outstanding	-	-
Common stock, par value $0.01 per share; authorized, 200,000,000; issued 65,341,609 shares	653	653
Treasury stock, at cost, 13,872,796 and 9,443,034 shares, respectively	(106,909)	(83,681)
Additional paid-in capital	849,928	848,628
Accumulated deficit	(265,641)	(273,393)
Accumulated other comprehensive income	7,212	8,453
Total stockholders' equity	485,243	500,660
	$769,110	$844,818

SPHERION CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2008	2007	2008	2007
Adjusted earnings from continuing operations	$4,108	$9,019	$11,767	$21,466

Adjustment of tax valuation allowance	-	-	1,064	-

Adjustment of Canadian Acquisition	-	(35)	-	(2,346)

Restructuring and other charges, net of tax benefit	-	-	(1,181)	-

Earnings from continuing operations	4,108	8,984	11,650	19,120

Loss from discontinued operations, net of tax	56	497	(3,898)	(3,621)

Net earnings	$4,164	$9,481	$7,752	$15,499

Per share-Diluted amounts :(1)
Adjusted earnings from continuing operations	$0.08	$0.16	$0.22	$0.38

Adjustment of tax valuation allowance	-	-	0.02	-

Adjustment of Canadian Acquisition	-	-	-	(0.04)

Restructuring and other charges, net of tax benefit	-	-	(0.02)	-

Earnings from continuing operations	0.08	0.16	0.21	0.34

Earnings (loss) from discontinued operations, net of tax	-	0.01	(0.07)	(0.06)

Net earnings	$0.08	$0.17	$0.14	$0.27

Diluted weighted-average shares used in computation of earnings per share	52,873	56,749	54,668	56,978

(1) Earnings per share amounts are calculated independently for each component and may not add due to rounding.

RECONCILIATION OF EBITDA TO EARNINGS FROM CONTINUING OPERATIONS

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2008	2007	2008	2007
EBITDA from continuing operations	$15,426	$19,584	$43,718	$48,202

Interest income	69	1,285	320	3,762

Interest expense	(1,573)	(259)	(4,897)	(2,591)

Depreciation and amortization(2)	(7,328)	(5,637)	(22,070)	(17,184)

Earnings from continuing operations before income taxes	6,594	14,973	17,071	32,189

Income tax expense	(2,486)	(5,989)	(5,421)	(13,069)

Earnings from continuing operations	$4,108	$8,984	$11,650	$19,120

EBITDA as a percentage of revenue	2.8%	4.0%	2.6%	3.4%

(2) Includes depreciation and amortization from continuing operations only.

SPHERION CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited)

RECONCILIATION OF YEAR-OVER-YEAR ORGANIC(1) REVENUE GROWTH

	Three Months Ended			Nine Months Ended
	September 28, 2008			September 28, 2008
	Total	Professional	Staffing	Total	Professional	Staffing
	Company	Services	Services	Company	Services	Services
Organic revenue growth	(11.4%)	(14.9%)	(9.5%)	(5.6%)	(6.7%)	(5.1%)
Impact of acquisitions and business reclassifications	20.9%	51.8%	8.9%	22.7%	56.2%	10.1%
GAAP revenue growth	9.5%	36.9%	(0.6%)	17.1%	49.5%	5.0%

	Three Months Ended September 28, 2008
	Revenue Growth Rate by Skill				Revenue Growth Rate by Service
	Total	Information	Finance &		Total	Permanent	Temporary
Professional Services	Professional	Technology	Accounting	Other	Professional	Placement	Staffing (2)
Organic revenue growth	(14.9%)	(16.4%)	(10.5%)	(8.1%)	(14.9%)	(22.6%)	(14.3%)
Impact of acquisitions and business reclassifications	51.8%	76.8%	6.0%	(4.3%)	51.8%	7.1%	57.3%
GAAP revenue growth	36.9%	60.4%	(4.5%)	(12.4%)	36.9%	(15.5%)	43.0%

	Nine Months Ended September 28, 2008
	Revenue Growth Rate by Skill				Revenue Growth Rate by Service
	Total	Information	Finance &		Total	Permanent	Temporary
Professional Services	Professional	Technology	Accounting	Other	Professional	Placement	Staffing (2)
Organic revenue growth	(6.7%)	(8.4%)	(4.5%)	6.0%	(6.7%)	(13.2%)	(6.2%)
Impact of acquisitions and business reclassifications	56.2%	83.1%	6.9%	(3.8%)	56.2%	7.7%	62.5%
GAAP revenue growth	49.5%	74.7%	2.4%	2.2%	49.5%	(5.5%)	56.3%

	Three Months Ended September 28, 2008
	Revenue Growth Rate by Skill				Revenue Growth Rate by Service
	Total		Light	Total	Permanent	Temporary	Managed
Staffing Services	Staffing	Clerical	Industrial	Staffing	Placement	Staffing (2)	Services (2)
Organic revenue growth	(9.5%)	(4.9%)	(17.0%)	(9.5%)	(45.5%)	(9.0%)	(8.4%)
Impact of acquisitions and business reclassifications	8.9%	11.2%	5.9%	8.9%	7.4%	13.1%	(18.3%)
GAAP revenue growth	(0.6%)	6.3%	(11.1%)	(0.6%)	(38.1%)	4.1%	(26.7%)

	Nine Months Ended September 28, 2008
	Revenue Growth Rate by Skill				Revenue Growth Rate by Service
	Total		Light	Total	Permanent	Temporary	Managed
Staffing Services	Staffing	Clerical	Industrial	Staffing	Placement	Staffing (2)	Services (2)
Organic revenue growth	(5.1%)	(3.3%)	(8.2%)	(5.1%)	(34.2%)	(4.9%)	(1.2%)
Impact of acquisitions and business reclassifications	10.1%	12.3%	6.6%	10.1%	8.8%	14.8%	(20.6%)
GAAP revenue growth	5.0%	9.0%	(1.6%)	5.0%	(25.4%)	9.9%	(21.8%)

(1)	Organic revenue growth is calculated assuming that all acquisitions were consummated on January 1, 2007. This calculation has the effect of adding revenues for the acquired businesses prior to their acquisition dates to Spherion Corporation's reported revenues. In addition, organic revenue growth is calculated assuming that business reclassifications were effective on January 1, 2007, so that revenues for this business are included in the same segment, skill and service in the current and prior for purposes of calculating year over year growth.

(2)	Effective with the first quarter of 2008, the management of certain customer contracts was transferred between operating segments, primarily to Professional Services from Staffing Services, and has been adjusted for purposes of calculating organic growth.

SPHERION CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Nine Months Ended
	September 28,	September 30,	June 29,	September 28,	September 30,
	2008	2007	2008	2008	2007
Revenues:
Professional Services	$181,908	$132,906	$197,356	$583,717	$390,369
Staffing Services	360,267	362,262	365,621	1,097,898	1,045,145
Segment revenue	$542,175	$495,168	$562,977	$1,681,615	$1,435,514

Gross profit:
Professional Services	$53,314	$45,149	$60,884	$173,650	$132,284
Staffing Services	65,233	73,855	69,303	203,252	211,101
Segment gross profit	$118,547	$119,004	$130,187	$376,902	$343,385

Segment SG&A expenses:
Professional Services	$(45,064)	$(38,958)	$(49,009)	$(142,837)	$(112,128)
Staffing Services	(59,099)	(61,933)	(65,802)	(191,824)	(187,724)
Segment SG&A	$(104,163)	$(100,891)	$(114,811)	$(334,661)	$(299,852)

Segment operating profit:
Professional Services	$8,250	$6,191	$11,875	$30,813	$20,156
Staffing Services	6,134	11,922	3,501	11,428	23,377
Segment operating profit	14,384	18,113	15,376	42,241	43,533

Unallocated corporate costs	(4,249)	(3,876)	(4,064)	(12,529)	(11,977)
Amortization of intangibles	(2,037)	(290)	(2,043)	(6,124)	(538)
Interest expense	(1,573)	(259)	(1,575)	(4,897)	(2,591)
Interest income	69	1,285	72	320	3,762
Restructuring and other charges	-	-	(944)	(1,940)	-

Earnings from continuing operations before income taxes	$6,594	$14,973	$6,822	$17,071	$32,189

MEMO:
Gross profit margin:
Professional Services	29.3%	34.0%	30.8%	29.7%	33.9%
Staffing Services	18.1%	20.4%	19.0%	18.5%	20.2%
Total Spherion	21.9%	24.0%	23.1%	22.4%	23.9%

Segment SG&A:
Professional Services	24.8%	29.3%	24.8%	24.5%	28.7%
Staffing Services	16.4%	17.1%	18.0%	17.5%	18.0%
Total Spherion	19.2%	20.4%	20.4%	19.9%	20.9%

Segment operating profit margin:
Professional Services	4.5%	4.7%	6.0%	5.3%	5.2%
Staffing Services	1.7%	3.3%	1.0%	1.0%	2.2%
Total Spherion	2.7%	3.7%	2.7%	2.5%	3.0%

Segment revenue per billing day:
Professional Services	$2,887	$2,110	$3,084	$3,072	$2,044
Staffing Services	$5,719	$5,750	$5,713	$5,778	$5,472
Total Spherion	$8,606	$7,860	$8,797	$8,851	$7,516

Supplemental Cash Flow and Other Information:
Operating cash flow	$6,754	$11,232	$28,377	$43,706	$36,262
Capital expenditures	$2,418	$2,051	$2,256	$7,281	$6,006
Depreciation and amortization	$7,328	$5,637	$7,303	$22,070	$17,184
DSO	53	53	52	53	53
Billing Days	63	63	64	190	191

SPHERION CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Nine Months Ended
	September 28, 2008	September 30, 2007	June 29, 2008	September 28, 2008	September 30, 2007
Professional Services
Revenue by Skill:
Information Technology	$139,614	$87,053	$148,925	$444,946	$254,722
Finance & Accounting	25,758	26,980	29,584	84,170	82,209
Other	16,536	18,873	18,847	54,601	53,438
Segment Revenue	$181,908	$132,906	$197,356	$583,717	$390,369

Revenue by Service:
Temporary Staffing (1)	$170,216	$119,071	$181,913	$543,432	$347,747
Permanent Placement	11,692	13,835	15,443	40,285	42,622
Segment Revenue	$181,908	$132,906	$197,356	$583,717	$390,369

Gross Profit Margin by Service:
(As % of Applicable Revenue)
Temporary Staffing	24.5%	26.3%	25.0%	24.5%	25.8%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Professional Services	29.3%	34.0%	30.8%	29.7%	33.9%

Revenue per billing day by Skill:
Information Technology	$2,216	$1,382	$2,327	$2,342	$1,334
Finance & Accounting	$409	$428	$462	$443	$430
Other	$262	$300	$294	$287	$280

Revenue per billing day by Service:
Temporary Staffing	$2,702	$1,890	$2,842	$2,860	$1,821
Permanent Placement	$186	$220	$241	$212	$223

Staffing Services
Revenue by Skill:
Clerical	$233,393	$219,546	$239,743	$714,817	$655,890
Light Industrial	126,874	142,716	125,878	383,081	389,255
Segment Revenue	$360,267	$362,262	$365,621	$1,097,898	$1,045,145

Revenue by Service:
Temporary Staffing	$322,455	$309,739	$325,683	$975,999	$888,399
Managed Services (1)	34,074	46,480	35,775	108,904	139,320
Permanent Placement	3,738	6,043	4,163	12,995	17,426
Segment Revenue	$360,267	$362,262	$365,621	$1,097,898	$1,045,145

Gross Profit Margin by Service:
(As % of Applicable Revenue)
Temporary Staffing	16.1%	17.3%	16.9%	16.2%	17.0%
Managed Services	28.4%	30.4%	28.5%	29.7%	30.5%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Staffing Services	18.1%	20.4%	19.0%	18.5%	20.2%

Revenue per billing day by Skill:
Clerical	$3,705	$3,485	$3,746	$3,762	$3,434
Light Industrial	$2,014	$2,265	$1,967	$2,016	$2,038

Revenue per billing day by Service:
Temporary Staffing	$5,118	$4,916	$5,089	$5,137	$4,651
Managed Services	$541	$738	$559	$573	$729
Permanent Placement	$59	$96	$65	$68	$91

(1) Effective with the first quarter of 2008, the management of certain customer contracts was transferred to Professional Services from Staffing Services. This change is being reported on a prospective basis.